Exhibit 99(a)(5)(G)

2007 Half Year Results Presentation 2 August 2007

2 2007 Half Year Results Presentation 2 August 2007 Cautionary statement For the purposes of the Forward-Looking Statements Safe Harbor provisions of the US securities laws This presentation contains statements which constitute forward-looking statements within the meaning of the US securities laws. Such statements include, but are not limited to, statements with regard to capacity, future production and grades, projections for sales growth, estimated revenues and reserves, targets for cost savings, the construction cost of new projects, projected capital expenditures, the timing of new projects, future cash flow and debt levels, the outlook for minerals and metals prices, the outlook for economic recovery and trends in the trading environment and may be (but are not necessarily) identified by the use of phrases such as “will”, “expect”, “anticipate”, “believe” and “envisage”. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future and may be outside Rio Tinto’s control. Actual results and developments may differ materially from those expressed or implied in such statements because of a number of factors, including levels of demand and market prices, the ability to produce and transport products profitably, the impact of foreign currency exchange rates on market prices and operating costs, operational problems, political uncertainty and economic conditions in relevant areas of the world, the actions of competitors, activities by governmental authorities such as changes in taxation or regulation and those factors set out under Risk Factors in Rio Tinto’s Annual Report on Form 20-F for the year ended 31 December 2006 filed with the U.S. Securities and Exchange Commission.

3 2007 Half Year Results Presentation 2 August 2007 Cautionary statement IMPORTANT INFORMATION: Rio Tinto Canada Holding Inc. (referred to herein as the "Offeror"), a corporation incorporated under the laws of Canada, and an indirect wholly-owned subsidiary of Rio Tinto plc, a public limited company organised under the laws of England and Wales (“Rio Tinto”), is offering to purchase (the "Offer"), upon the terms and subject to the conditions set forth in the Offer and in the related letter of transmittal, each issued and outstanding common share of Alcan Inc. (”Alcan”), together with the associated rights (the "Alcan Rights") (and, together with the common shares of Alcan, the "Alcan Common Shares") issued and outstanding under Alcan's Shareholder Rights Plan which is described in this take-over bid circular, for U.S.$101 (equivalent to Cdn$105.44 based on the July 20, 2007 Bank of Canada Noon Rate) per Alcan Common Share in cash (less any applicable withholding taxes and without interest). The Offer will be open for acceptance until 6:00 p.m., Eastern Time, on September 24, 2007, unless extended or withdrawn by the Offeror. This presentation is for information purposes only and does not constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell, otherwise dispose of or issue, or any solicitation of any offer to sell, otherwise dispose of, issue, purchase, otherwise acquire or subscribe for, any security. The Offer (as the same may be varied or extended in accordance with applicable law) is being made exclusively by means of, and subject to the terms and conditions set out in, the take-over bid circular delivered to Alcan and filed with Canadian provincial securities regulators and the United States Securities and Exchange Commission (the "SEC") and mailed to Alcan shareholders. The release, publication or distribution of this presentation in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this presentation is released, published or distributed should inform themselves about and observe such restrictions. In connection with the Offer, Rio Tinto has filed with the Canadian securities regulatory authorities and the SEC a take-over bid circular as well as ancillary documents such as a letter of transmittal and a notice of guaranteed delivery and Alcan has filed a directors' circular with respect to the Offer. Rio Tinto has also filed with the SEC a Tender Offer statement on Schedule TO (the "Schedule TO") and Alcan has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9"). SHAREHOLDERS OF ALCAN ARE URGED TO READ THE TAKE-OVER BID CIRCULAR (INCLUDING THE LETTER OF TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY), THE SCHEDULE TO (INCLUDING THE OFFER AND TAKEOVER BID CIRCULAR, LETTER OF TRANSMITTAL AND RELATED TENDER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9 AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER. The take-over bid circular as well as other materials filed with the Canadian securities regulatory authorities are available electronically without charge at www.sedar.com. The Schedule TO and the Schedule 14D-9 are available electronically without charge at the SEC's website, www.sec.gov. Materials filed with the SEC or the Canadian securities regulatory authorities may also be obtained without charge at Rio Tinto's website, www.riotinto.com While the Offer is being made to all holders of Alcan Common Shares, this presentation does not constitute an offer or a solicitation in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made in, nor will deposits be accepted in, any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Rio Tinto may, in its sole discretion, take such action as they may deem necessary to extend the Offer in any such jurisdiction.

Paul Skinner

5 2007 Half Year Results Presentation 2 August 2007 Presentation outline Paul Skinner Results and outlook Tom Albanese Overview of performance Guy Elliott Financial results Tom Albanese Growth plans Questions

6 2007 Half Year Results Presentation 2 August 2007 Highlights of first half 2007 Underlying EBITDA of $6.61 billion, up 7%, highest on record Underlying earnings of $3.53 billion, down 6% Record first half cash flow from operations of $5.64 billion, up 11% Capital investment of $1.94 billion, up 9% Recommended cash offer for Alcan Expansions in alumina and iron ore Copper projects progressing

7 2007 Half Year Results Presentation 2 August 2007 Strong markets and volume growth underpin earnings -14% 3,253 3,796 Net earnings (276) 45 Excluded items -6% 3,529 3,751* Underlying earnings % change H1 2007 $m H1 2006 $m *Included $257 million of one off tax credits Underlying earnings $m +7% % change 6,613 6,174 Underlying EBITDA H1 2007 $m H1 2006 $m 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 2004 2005 2006 2007 H1 H2

8 2007 Half Year Results Presentation 2 August 2007 Creating an aluminium industry leader Leading positions in bauxite, alumina and aluminium production Cost competitive across the value chain Enhanced pipeline of growth opportunities Good fit with strategy, assets and culture

9 2007 Half Year Results Presentation 2 August 2007 Outlook Global Continued strong performance More unsettled credit markets are unlikely to have significant impact on demand China Further acceleration of GDP growth in Q2 2007 to 11.9% Assessment of annual growth outlook around 11% in 2007 and 2008 Average annual GDP growth estimate to 2015 approaching 9% Moderate risks in surplus liquidity, asset price increases and trade surplus

Tom Albanese

11 2007 Half Year Results Presentation 2 August 2007 Strategy and key priorities Strategy is unchanged Value creation through focus on highest quality, long life, low cost resources Commitment to operational excellence Sustainable development principles Pursuit of best resources wherever they arise Leveraging best practice Building a more powerful, unified Rio Tinto Focus on technology and innovation Strategic review of assets

12 2007 Half Year Results Presentation 2 August 2007 +10% +10% % change 406 369 Earnings 739 673 EBITDA H1 2007 H1 2006 $m Aluminium Bauxite expansion continues at Weipa Yarwun 2.0 mtpa capacity expansion will strengthen alumina position Smelters performing well Alcan deal to transform the product group Positive outlook on the metal

13 2007 Half Year Results Presentation 2 August 2007 Aluminium price has not spiked Aluminium spot price closer to long term averages 0 100 200 300 400 500 600 700 800 900 Jan-97 Jan-99 Jan-01 Jan-03 Jan-05 Jan-07 Index (Jan 1997 = 100) Aluminium Copper Iron Ore Molybdenum

14 2007 Half Year Results Presentation 2 August 2007 Divergence between analyst consensus and metal market **Source: Bloomberg. 2007 adjusted for aluminium prices YTD *Source: Equity research 117 92 98 113 123 127 129 124 80 90 100 110 120 130 140 2007 2008 2009 2010 Aluminium (USc/lb) Consensus aluminium prices* Aluminium forward curve**

15 2007 Half Year Results Presentation 2 August 2007 Source: CRU Excess Chinese capacity has been absorbed by strong demand -2000 -1500 -1000 -500 0 500 1000 1500 2000 2001 2002 2003 2004 2005 2006 2007 f ktonnes 60% 65% 70% 75% 80% 85% 90% 95% 100% Chinese consumption increase less capacity increase Chinese smelters utilisation rate

16 2007 Half Year Results Presentation 2 August 2007 China is now dependent on imported bauxite and alumina H1 2007 ktonnes 57% of Chinese smelters’ alumina needs met by imports in H1 2007 Source: CNIA, Chinese Custom statistics, Rio Tinto 0 4,000 8,000 12,000 Alumina content of bauxite imports Alumina imports Alumina need

17 2007 Half Year Results Presentation 2 August 2007 Chinese costs vs current LME prices Marginal Chinese conversion costs are defined as 90th percentile of China’s conversion cost curve. Conversion costs are based on CRU 2006 estimates adjusted for inflation and exchange rate changes. Alumina costs are based on a Chinese alumina price of 3,800 Rmb/t. Chinese production costs support current LME prices 2007 c/lb Export tax Alumina costs at current alumina price Conversion costs Source: CRU, LME, Rio Tinto 0 20 40 60 80 100 120 140 Marginal Chinese costs Current LME price

18 2007 Half Year Results Presentation 2 August 2007 +16% +17% % change 1,099 944 Earnings 1,941 1,652 EBITDA H1 2007 H1 2006 $m Iron Ore Well positioned to supply very strong Chinese demand 220mtpa Pilbara expansion on track for 2009 Current Pilbara production at 170mtpa rate Yandi expansion: first ore four months ahead of schedule Approval for accelerated expansion of Hope Downs to 30mtpa Studies under way into Pilbara expansion to 320mtpa Cost pressures continue

19 2007 Half Year Results Presentation 2 August 2007 9% +9% % change 1,818 1,998 Earnings 3,043 2,781 EBITDA H1 2007 H1 2006 $m Copper Copper market tightening Moly market in balance KUC smelter performing well Additional sulphide leach volumes at Escondida Grasberg mine plan revision for 2007 Growth projects progressing well

20 2007 Half Year Results Presentation 2 August 2007 34% -23% % change 245 374 Earnings 546 705 EBITDA H1 2007 H1 2006 $m Energy Good demand and supply chain issues in Australia keep coal markets tight Earnings impact of stronger contracted US coal prices offset by weather and tax effects at Rio Tinto Energy America Higher uranium prices benefit Rössing Weather-related impacts at ERA offset price rise Positioned for carbon constraints through Hydrogen Energy, uranium and hydropower

21 2007 Half Year Results Presentation 2 August 2007 Diamonds and Minerals Improving rough diamond market Excellent Diavik performance Challenging conditions for Argyle Stronger titanium dioxide feedstock market in Europe and Asia Existing operations at full capacity Madagascar project proceeding well -9% +11% % change 212 233 Earnings 584 524 EBITDA H1 2007 H1 2006 $m

22 2007 Half Year Results Presentation 2 August 2007 Business improvement is a key focus Costs are the biggest operational challenge Improving Performance Together roll out is driving performance improvement Benchmarking best practice across the Group Hub and spoke architecture Push for automation development Review of functional and support costs

Guy Elliott

24 2007 Half Year Results Presentation 2 August 2007 $m 2006 H1 Fx Prices Inflation Continued benefit from higher prices 3,751 513 4,061 85 118 0 1,000 2,000 3,000 4,000

25 2007 Half Year Results Presentation 2 August 2007 Diamonds Iron Ore Gold $m Aluminium Traded metals Other products Moly Alumina / Bauxite Coal Industrial Minerals Other Uranium Copper Iron ore and aluminium prices stand out Earnings impact from price $513 million 32 92 22 68 214 -18 34 34 -13 -15 63 -200 -100 0 100 200 300

26 2007 Half Year Results Presentation 2 August 2007 2006 H1 Fx Prices Inflation Volumes Expansion projects deliver growth $m 3,751 513 4,061 302 85 118 0 1,000 2,000 3,000 4,000

27 2007 Half Year Results Presentation 2 August 2007 Volume contribution to earnings +$302m Copper 61 Moly -30 Gold 65 Iron ore 117 Coal 39 Total 302 $m Other 35 Alumina 15 Iron ore and copper sulphide leach add new volumes 0 100 200 300

28 2007 Half Year Results Presentation 2 August 2007 $m 2006 H1 Fx Prices Inflation Volumes Cash Costs Energy Non Cash Continued pressure on costs 3,751 513 4,061 302 415 12 76 118 85 0 1,000 2,000 3,000 4,000

29 2007 Half Year Results Presentation 2 August 2007 Cost impact on underlying earnings $ m Investment costs +$160m Common industry costs +$267m Energy Freight & demurrage Cost of Prod’n Exploration Investing / Expansion -300 -225 -150 -75 0

30 2007 Half Year Results Presentation 2 August 2007 Cost impact on underlying earnings $ m Investment costs +$160m Common industry costs +$267m Energy Freight & demurrage Cost of Prod’n Exploration Investing / Expansion Grade Contractors Labour Maintenance Other -300 -225 -150 -75 0

31 2007 Half Year Results Presentation 2 August 2007 $m 2006 H1 Fx Prices Inflation Volumes Cash Costs Energy Tax / Other 2007 H1 Non Cash Negative $370m tax variance half on half 3,751 513 4,061 3,529 415 302 85 118 76 331 12 0 1,000 2,000 3,000 4,000

32 2007 Half Year Results Presentation 2 August 2007 Excl’d Items Net Earnings Excluded Items mainly impairment $m 2006 H1 Fx Prices Inflation Volumes Cash Costs Energy Tax / Other 2007 H1 Non Cash 3,751 513 4,061 3,253 76 118 85 302 415 3,529 331 276 12 0 1,000 2,000 3,000 4,000

33 2007 Half Year Results Presentation 2 August 2007 Cash flow from operations sets a new first half record Cash flow from consolidated operations excludes cash flows relating to capital expenditure, acquisitions & divestments, interest, tax, dividends and capitalised exploration. Data are under IFRS. H2 Cash flow from consolidated operations Dividends from equity accounted units H1 Cash flow from consolidated operations 0 5,000 10,000 2004 2005 2006 H1 07 $m

34 2007 Half Year Results Presentation 2 August 2007 % Net debt / market cap (%) Ratios are as at the period ending 31 December, except 30 June for 2007. Proforma ratios use 30 June 07 market cap. 2000 to 2003 data under UKGAAP. 2004 to 2007 data under IFRS. Net debt to EBITDA (times) Balance sheet strength has given us flexibility Strong operating cash flows and proceeds from divestments will reduce gearing Target is to reduce debt levels by at least $10 billion from divestments within 18 months Goal to maintain A rating 2006 Proforma* times pre / post $10bn divestments *Rio Tinto has not assessed the potential impact of adjusting accounting policies of Alcan (US GAAP) to those of Rio Tinto (IFRS), and has not adjusted for fair value 0 20 40 60 00 01 02 03 04 05 06 H1 07 0 1 2 3 4

35 2007 Half Year Results Presentation 2 August 2007  H1 2006 H1 2007 Cash Inflows Cash Inflows Cash Outflows Cash Outflows Capex $1.9 bn Dividends $0.8 bn Buyback $1.4 bn Tax $1.7 bn (ordinary plus special in 06) Record first half capex and increased share buy backs 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 $m

Tom Albanese

A growing set of investment opportunities



Alaska copper / Pebble
Sweetwater uranium
Kennecott Land
Deep Cortez Hills
Diavik underground
Hydrogen Energy
Kennecott moly + U/G
Eagle nickel
Resolution copper
IOC options
Isal expansion
Abu Dhabi smelter
Oyu Tolgoi
Saudi JV
Sohar Lines 1 & 2
Orissa iron ore
Indian diamonds
Guinea
Ghana
Kitimat smelter
Jonquiere
Simandou iron ore
Malaysian smelter
Sulawesi nickel
Grasberg underground
Brazilian bauxite
Corumbá expansions
La Granja Peru copper
PRC Argentina
Rössing options
Chapudi coal
Madagascar ilmenite
Hail Creek expansion +
Pilbara iron ore to 320mt
Hydrogen Energy
Kintyre uranium
Mount Pleasant
Yarwun expansion
Weipa
ERA options
Rio Tinto
Alcan
Alumar expansion
Coega smelter
Madagascar bauxite

37 2007 Half Year Results Presentation 2 August 2007

38 2007 Half Year Results Presentation 2 August 2007 2020+ 2019 * Ivanhoe IDP (2005), Expansion case, ** NDM Feb 07 presentation – Pebble West open pit production 2018 2017 2016 2015 2014 2013 2012 2011 2010 2009 2008 Capex and Production figures for 100% ownership Oyu Tolgoi Pebble Capital Exp > $1 Bn La Granja Avg. Cu Production ~ +200kt/yr Capital Exp ~ $1.0 – 2.0Bn Resolution Capital Exp ~ $2.5 – 3.5Bn KUCC extension Capital Exp ~ $1.0 – 2.0Bn Northparkes Avg. Cu Production ~ 40kt/yr Eagle Sulawesi Capital Exp ~ $1.5 – 2.0Bn 2007 Avg. Cu Production ~ 450kt/yr*, Avg. Gold production = 330 koz/yr* Capital Exp ~ $2.0 - 3.0Bn Capital Exp ~ $0.2Bn Avg. Cu Production ~ +500kt/yr Avg. Cu Production ~ +250kt/yr Capital Exp ~ $0.2Bn Indicative estimated timelines, capital expenditure and production levels Growth in copper and entry into nickel Avg. Ni Production ~ 45kt/yr Avg. Cu Production ~ +250kt/yr** Avg. Ni Production ~ 15kt/yr

39 2007 Half Year Results Presentation 2 August 2007 Studies underway for targeted expansion to 320 mtpa in the Pilbara Cape Lambert expansion in pre-feasibility Simandou in Guinea in pre-feasibility for 70mtpa from 2013 Corumbá in feasibility to 7.5mtpa IOC feasibility study into 21 mtpa in 2008 Cape Lambert Schematic – 80 mtpa

40 2007 Half Year Results Presentation 2 August 2007 Studies underway for targeted expansion to 320 mtpa in the Pilbara Cape Lambert expansion in pre-feasibility Simandou in Guinea in pre-feasibility for 70mtpa from 2013 Corumbá in feasibility to 7.5mtpa IOC feasibility study into 21 mtpa in 2008 Cape Lambert Schematic – 180 mtpa

41 2007 Half Year Results Presentation 2 August 2007 Strong organic growth in key products Estimated production growth based on Rio Tinto share 2006 2007 annualised Including committed expansions Including feasibility studies Including conceptual studies Iron ore Aluminium equivalent TiO2 Uranium Copper 0% 20% 40% 60% 80% 100% 120% 140% Base level 2006

42 2007 Half Year Results Presentation 2 August 2007 Strong organic growth in key products including Alcan Estimated production growth based on Rio Tinto share, does not include Alcan growth pipeline 2006 2007 annualised Including committed expansions Including feasibility studies Including conceptual studies Iron ore Aluminium equivalent TiO2 Uranium Copper 0% 50% 100% 150% 200% 250% 300% 350% 400% 450% Base level 2006

43 2007 Half Year Results Presentation 2 August 2007 Strongly positioned for future growth Record EBITDA and cash flow from rising volumes in strong markets Alcan deal creates an aluminium industry leader Transaction will add value to shareholders Record first half capital expenditure on organic growth options Enhanced pipeline of opportunities Demand outlook remains positive

2007 Half Year Results Presentation 2 August 2007

45 2007 Half Year Results Presentation 2 August 2007 Changes in underlying earnings HANDOUT 3,529 (331) (503) 302 (85) (118) 513 3,751 Underlying earnings (2) - - - (19) (18) (14) (17) (15) Inflation (4) (15) (5) (1) - 1 16 Other operations (260) (56) (77) - (9) - (116) Other (12) 2 - - - - (14) Interest 25 93 (15) - - - (53) Exploration 1,818 (314) (131) 103 - 181 1,998 Copper 406 13 (29) 27 (36) 80 369 Aluminium 212 (20) - 8 (14) 19 233 Diamonds & Minerals 245 (14) (149) 48 (13) 16 374 Energy 1,099 (20) (97) 117 (46) 216 944 Iron ore H1 2007 Tax & other Costs Sales vols Exchange rates Selling prices H1 2006 $millions

46 2007 Half Year Results Presentation 2 August 2007 Exchange rate effects mainly A$ A$ $m Earnings impact -$118 million Total non A$ -$23m C$ Rand NZ$ Other € HANDOUT -95 10 -6 -9 -15 -3 -100 -80 -60 -40 -20 0 20 40

47 2007 Half Year Results Presentation 2 August 2007 Variance analysis methodology Price = Change in commodity price x prior year sales volumes Exchange = (Change in exchange rates x Prior year cost of sales) + Relative movements in exchange gains and losses on working capital Inflation = Inflation rate x Prior year cash cost of sales Volume = Change in sales volumes x Current year margins Cost = cash cost variance + non cash cost variance + impact of energy price changes + one-off costs Energy = change in input price x prior year usage Cash cost = Change in cash unit costs x Prior year sales volumes Non cash cost = Change in non cash unit costs x Prior year sales volumes HANDOUT

48 2007 Half Year Results Presentation 2 August 2007 Earnings reconciliations (handout only) 1 Less: items captured centrally 2 Add: Rio Tinto fair value adjustment 2 Underlying earnings as reported by Rio Tinto (5) (1) Less: Increased amortisation of rehabilitation asset Less: Minority interests (31.6%) 5 Earnings per Energy Resources of Australia press release (A$5.7m) US$m Energy Resources of Australia

49 2007 Half Year Results Presentation 2 August 2007 Earnings reconciliations (handout only) 138 Add: RTCA earnings 2 Add interest and fx gain/loss on debt shown centrally by Rio Tinto 5 Add: Other (fx gain/loss) 177 RTCA underlying earnings as reported by Rio Tinto (11) Less: minority interests (24.3%) (11) Less: progressive rehabilitation taken to earnings for Rio Tinto 56 Earnings per Coal & Allied press release(A$70m) Coal & Allied 32 Underlying earnings as reported by Rio Tinto (23) Less: minority interest (42.3%) 53 Earnings per Palabora press release (R382m) US$m Palabora

50 2007 Half Year Results Presentation 2 August 2007 Analysis of interest (14) (12) Net interest charge 26 9 Taxation and outside interests (40) (21) Subsidiary interest per Income Statement (2) 6 Change in accruals 11 42 Interest capitalised (49) (69) Net interest per cash flow (116) (113) Interest paid 67 44 Interest received Per cash flow statement H106 H107 Six months ended 30 June US$ millions HANDOUT